Exhibit 99.1

Penson Worldwide, Inc. 1700 Pacific Avenue, Suite 1400 Dallas, Texas 75201 www.penson.com

PRESS RELEASE
Penson Worldwide, Inc. Reports Results for Third Quarter Ended September 30, 2008
Earnings per Share of $0.29 ($0.35 Excluding Reserves) on Record Revenues
DALLAS, TX, October 22, 2008 – Penson Worldwide, Inc. (NASDAQ: PNSN), a leading provider of execution, clearing, settlement, custody and technology products and services to the global financial services industry, today announced results for the third quarter ended September 30, 2008.
Third Quarter 2008 Results
Year over year, total net revenues for the quarter increased 16%, to a record $79.3 million compared to $68.1 million. Non-interest revenues grew 30%, to a record $57.7 million, reflecting increased clearing and commission fees (+31%), technology revenue (+60%) and other revenue (+14%). Net interest revenue declined 9% as growth in the conduit stock lending business and in interest earning balances offset most of the 61% year over year decline in the average federal funds rate. Operating margin expanded to 15.2% compared to 3.8%, and net income totaled $7.5 million, or $0.29 per diluted common share, as compared to $1.9 million, or $0.07 per diluted common share, in the year ago quarter.
Results for both the September 2008 quarter and the year ago quarter were reduced by the following items. Results for this quarter included a reserve of $2.4 million, equal to $.06 per diluted common share net of tax, related to certain matters in which a subsidiary of the Company is a named defendant. These matters are subject to indemnification rights arising out of the split-off of certain businesses to SAMCO Holdings in advance of our initial public offering in May 2006. During the third quarter of 2008, management determined that, based on the financial condition of SAMCO Holdings, it was no longer able to fully satisfy these indemnification obligations. In October 2008, SAMCO Holdings and certain of its affiliates agreed to a settlement fixing the amount of their indemnification obligations to the Company with respect to these matters and Roger J. Engemoen, Jr., the Company’s chairman (who is also affiliated with SAMCO Holdings), executed a limited guaranty supporting such obligations. Results for the September 2007 quarter included an expense of $10.8 million, equal to $0.25 per diluted common share net of tax, from an asset impairment caused by a vendor. Excluding these items, operating margin would have been 18.2% in the most recent quarter, compared to 19.6% in the prior year quarter, and net income would have been $8.9 million, or $0.35 per diluted common share, compared to $8.5 million, or $0.32 per diluted common share.
On a sequential quarter basis, total net revenues rose 6%. Non-interest revenues were up 7%, including increases in clearing and commission fees (+8%) and technology revenue (+21%). Net interest revenue increased 4% due to record results from the conduit stock lending business and growth in customer interest earning balances which more than offset a 4% decline in the average federal funds rate.
For Immediate Release

PENSON 3Q08 RESULTS
Year over year, balance sheet assets of $7.45 billion increased 14%. On a sequential quarter basis, they declined approximately $1.47 billion, primarily reflecting lower stock lending balances at the end of the quarter due to the emergency rules related to short selling activity enacted by the Securities and Exchange Commission in September 2008. Total stockholders’ equity of $280.6 million was up 10% year over year and 2% quarter over quarter.
Comment
“Overall, our companies performed well during a very difficult quarter for our industry, with EPS excluding reserves growing more than 50% sequentially,” commented Philip A. Pendergraft, Chief Executive Officer.
“Clearing, technology and other revenues benefited from record volumes of equities, options and futures trades from our growing base of correspondents and introducing brokers, as we reached the 300 correspondent level for the first time. Our new business pipeline remained strong, as disruptions in the industry made our customer-focused model even more attractive.”
“Asset growth and a more favorable mix enabled us to offset most of the year over year decline in the federal funds rate and to actually grow net interest revenue from customer based balances on a quarter over quarter basis.”
Analysis of Third Quarter 2008 Results
(All comparisons are to the corresponding year-ago period unless otherwise indicated)
Revenue from clearing and commission fees increased 31%, to $40.2 million, a record for this revenue category. Strong market volumes, continued growth in new correspondents, and the effect of the First Capitol acquisition in November 2007 all contributed to this performance.
Net interest revenue from correspondent customer interest earning asset-based balances declined 15%, to $18.5 million. A 43% increase in interest earning average daily balances, to $4.95 billion offset a majority of the impact of the year over year decline in the average federal funds rate, to 200 bps from 518 bps. Balance growth primarily reflects new correspondents and the expansion of existing correspondents’ activities.
Net interest revenue from conduit stock loans increased 68%, to a record $3.2 million, due to more demand from broker-dealer counterparties and a larger securities lending inventory. Average daily borrows increased 37% year over year, to $2.18 billion, and spread expanded 24%, to 57 bps from 46 bps.
Technology revenue increased 60%, to $6.2 million, due to higher recurring revenues to record levels, as existing customers expanded their client base and volumes, as well as the recognition of approximately $1 million in high margin licensing revenue from a previously announced contract.
In the “other” category, revenue increased 14%, to $11.3 million, due to increased foreign exchange volume and Penson’s new trade aggregation service, launched in November 2007. The service bundles trades from correspondent and non-correspondent clients for more efficient processing through counterparty organizations, enabling Penson to reduce the total cost of trading for clients.

PENSON 3Q08 RESULTS
New Business
Penson added a net five new revenue generating correspondents in the September 2008 quarter, for a total of 300, up 15% from 260 in the September 2007 quarter. Securities clearing operations in the US, Canada and UK added two net new correspondents, for a total of 258 as compared to 234 in the year ago quarter. The Penson GHCO futures operations added three net new introducing brokerage firms, for a total of 42 as compared to 26 in the year ago quarter.
Not reflected in the above numbers are a “pipeline” of 29 new securities correspondents that are likely to begin contributing to revenue in the fourth quarter of 2008 or first quarter of 2009.
Interest Rate Sensitivity
Based on the size and composition of Penson’s customer interest earning and interest paying balances as of September 30, 2008, the Company estimates that a 25 basis point change, up or down, in the federal funds rate would increase or decrease net interest revenue by approximately $750 thousand per quarter, respectively.
September 2008 Weighted Average Shares (Diluted) Common
Compared to the September 2007 quarter, share count declined 4%, primarily reflecting prior period share repurchases and the use of cash in prior periods instead of shares for performance related payments related to acquisitions. Compared to the June 2008 quarter, share count increased 2%, primarily reflecting the accrual of shares for performance related payments related to acquisitions.
Non-GAAP Financial Measures
From time to time, the Company uses certain non-GAAP measures of financial performance to supplement the unaudited financial statements presented in accordance with GAAP. The Company presents non-GAAP measurements when we believe that the additional information is useful and meaningful to investors. Non-GAAP measurements do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP measurements is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.
We have reported our results of operations both with and without the effect of the reserves in the September 2008 quarter and the vendor related asset impairment in the September 2007 quarter. We believe that, given the nature of these items, it is useful to state what our results of operations would have been without them so that investors can see the financial trends for our continuing business.
Conference Call
Penson will host a conference call to discuss results for the third quarter ended September 30, 2008 on Thursday, October 23, 2008, at 10:00 AM Eastern Time (9:00 AM Central Time). The call will be accessible live via a webcast on the Investor Relations section of Penson’s website located at www.penson.com. Institutional Investors can access call details via Thomson Reuters StreetEvents at www.streetevents.com. A webcast replay will be available shortly thereafter on both those sites.

PENSON 3Q08 RESULTS
About Penson Worldwide: www.penson.com
The Penson Worldwide group of companies provides execution, clearing, custody, settlement and technology infrastructure products and services to financial services firms and others servicing the global financial services industry. The Penson Worldwide group of companies includes Penson Financial Services, Inc., Penson Financial Services Canada Inc., Penson Financial Services Ltd., Nexa Technologies, Inc., Penson GHCO and Penson Asia Limited, among other companies. Headquartered in Dallas, Texas, Penson has served the clearing needs of the global financial services industry since 1995. Penson is the Flexible Choice in Global Financial Services.
Penson Financial Services, Inc. is a member of the American Stock Exchange, Chicago Stock Exchange, FINRA, the Chicago Board Options Exchange, OneChicago, the International Securities Exchange, the NYSE Arca Exchange, the Options Clearing Corp, the MSRB, NSCC, ICMA, DTC, Euroclear, SIPC and is a participant of the Boston Options Exchange (BOX). Penson Financial Services Canada Inc. is a participating organization with the Toronto Stock Exchange, the Montreal Exchange, the CNQ Exchange and the TSX Venture Exchange, is regulated by the Investment Industry Regulatory Organization of Canada, is a member of the CIPF, CDCC and CDS and subscribes to various Canadian ATS’s. Penson Financial Services Ltd. is a member of the London Stock Exchange and is authorized and regulated by the Financial Services Authority. Penson GHCO is a registered Futures Commission Merchant, member of the National Futures Association and clearing member at the Chicago Mercantile Exchange, Chicago Board of Trade, London International Financial Futures Exchange, ICE Futures, Minneapolis Grain Exchange and the Kansas City Board of Trade.
Forward-Looking Statements
The statements in this news release relating to matters that are not current or historical facts are forward-looking statements. Such forward-looking statements are based on current plans, estimates and expectations. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. Penson’s actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Penson undertakes no obligation to publicly update or revise any forward-looking statement.
Contacts
Penson Public Relations: Intermarket Communications, Andy Yemma, 212-754-5450, ayemma@intermarket.com, or Erica Fidel,
212-754-5448, efidel@intermarket.com
Penson Investor Relations: Anreder & Company, Gary Fishman, 212-532-3232, gary.fishman@anreder.com, or Steven Anreder,
212-532-3232, steven.anreder@anreder.com

PENSON 3Q08 RESULTS
Penson Worldwide, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues
Clearing and commission fees	$40,215	$30,670	$114,076	$83,297
Technology	6,190	3,876	16,089	10,653
Interest, gross	47,250	60,647	140,662	170,092
Other	11,267	9,895	32,344	30,026

Total revenues	104,922	105,088	303,171	294,068
Interest expense from securities operations	25,620	36,992	79,061	104,906

Net revenues	79,302	68,096	224,110	189,162

Expenses
Employee compensation and benefits	28,197	25,739	86,497	74,115
Floor brokerage, exchange and clearance fees	8,568	7,082	21,063	19,972
Communications and data processing	10,274	8,126	29,041	22,221
Occupancy and equipment	7,810	6,075	22,125	16,896
Vendor related asset impairment	320	10,810	584	10,810
Other expenses	11,187	6,939	27,211	17,531
Interest expense on long-term debt	885	760	3,047	1,687

	67,241	65,531	189,568	163,232

Income before income taxes	12,061	2,565	34,542	25,930
Income tax expense	4,583	618	13,085	9,291

Net income	$7,478	$1,947	$21,457	$16,639

Earnings per share — basic	$0.30	$0.07	$0.85	$0.63

Earnings per share — diluted	$0.29	$0.07	$0.84	$0.62

Weighted average common shares outstanding — basic	25,108	26,402	25,227	26,478
Weighted average common shares outstanding — diluted	25,811	26,920	25,517	27,043

PENSON 3Q08 RESULTS
Penson Worldwide, Inc.
Condensed Consolidated Statements of Financial Condition
(Unaudited)
(In thousands)

	September 30,	December 31,
	2008	2007
ASSETS
Cash and cash equivalents	$69,977	$120,923
Cash and securities — segregated under Federal and other regulations	2,281,229	1,437,561
Receivable from broker-dealers and clearing organizations	1,110,334	1,519,078
Receivable from customers, net	1,312,809	1,324,213
Receivable from correspondents	436,059	532,504
Securities borrowed	1,476,360	2,065,997
Securities owned, at market value	255,048	235,680
Deposits with clearing organizations	277,723	293,230
Property and equipment, net	28,118	27,028
Other assets	200,037	290,763

Total assets	$7,447,694	$7,846,977

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Payable to broker-dealers and clearing organizations	$728,119	$1,077,312
Payable to customers	4,443,326	3,590,315
Payable to correspondents	208,861	616,863
Short-term bank loans	296,486	340,530
Notes payable	75,000	55,000
Securities loaned	1,247,202	1,726,677
Securities sold, not yet purchased	65,822	82,116
Accounts payable, accrued and other liabilities	102,254	92,736

Total liabilities	7,167,070	7,581,549

Stockholders’ Equity
Total stockholders’ equity	280,624	265,428

Total liabilities and stockholders’ equity	$7,447,694	$7,846,977

PENSON 3Q08 RESULTS
Penson Worldwide, Inc.
Supplemental Data

						Nine Months
	Three Months Ended					Ended
	September 30,	December 31,	March 31,	June 30,	September 30,	September 30,
(in thousands)	2007	2007	2008	2008	2008	2008
Interest revenue

Interest on asset based balances	$40,820	$41,390	$33,602	$29,958	$28,662	$92,223
Interest on conduit borrows	18,098	15,159	13,170	13,091	16,921	43,182
Money market	1,729	1,836	1,706	1,885	1,667	5,257

Total interest revenue	60,647	58,385	48,478	44,934	47,250	140,662

Interest expense

Interest expense on liability based balances	20,771	21,952	18,802	14,001	11,860	44,663
Interest on conduit loans	16,221	13,219	10,571	10,067	13,760	34,398

Total interest expense	36,992	35,171	29,373	24,068	25,620	79,061

Net interest revenue	$23,655	$23,214	$19,105	$20,866	$21,630	$61,601

Average daily balance (1)

Interest earning average daily balance	$3,467,722	$4,060,347	$4,160,320	$4,854,774	$4,953,260	$4,657,157
Interest paying average daily balance	2,679,413	3,371,823	3,626,463	4,036,792	4,110,895	3,925,396

Conduit borrow	1,589,703	1,428,364	1,330,721	1,584,691	2,180,813	1,700,501
Conduit loan	1,587,437	1,424,199	1,324,177	1,575,862	2,171,518	1,692,275

Average interest rate on balances (1)

Interest earning average daily balance	4.71%	4.08%	3.23%	2.47%	2.31%	2.64%
Interest paying average daily balance	3.10%	2.60%	2.07%	1.39%	1.15%	1.52%

Spread	1.61%	1.48%	1.16%	1.08%	1.16%	1.12%

Conduit borrow	4.55%	4.25%	3.96%	3.30%	3.10%	3.39%
Conduit loan	4.09%	3.71%	3.19%	2.56%	2.53%	2.71%

Spread	0.46%	0.54%	0.77%	0.74%	0.57%	0.68%

(1) Excludes money market revenues and balances. Money market balances are not recorded on the PWI balance sheet.

Fed rate
Average	5.18%	4.52%	3.22%	2.08%	2.00%	2.43%
Ending	4.75%	4.25%	2.25%	2.00%	2.00%	2.00%